Exhibit 99.1

Kenexa Announces Financial Results for Fourth-Quarter and Fiscal Year 2005

WAYNE, PA – February 7, 2006 — Kenexa (Nasdaq: KNXA), a leading provider of software, services and proprietary content that enable organizations to more effectively recruit and retain employees, today announced its operating results for the fourth quarter and fiscal year ended December 31, 2005.

For the fourth quarter of 2005, Kenexa reported total revenue of $18.1 million, representing an increase of 39% over the $13.0 million recorded for the fourth quarter of 2004.  Subscription revenue and professional services and other revenue for the quarter increased 48% and 13%, respectively, over the fourth quarter of 2004, to $14.6 million and $3.5 million, respectively.  For the year ended December 31, 2005, Kenexa reported total revenue of $65.6 million, an increase of 42% compared to $46.3 million in the prior year.

Rudy Karsan, Chief Executive Officer of Kenexa, stated, “We are very pleased with the Company’s performance in the fourth quarter.  Our ability to provide proprietary content, services and outsourcing along with our software solutions is paying dividends as the talent management market grows in awareness and strategic importance.”  Karsan added, “Our recent acquisition of Webhire in January 2006 extends the breadth and depth of our technology suite, and it enhances our competitive advantage as customers are looking for a talent management vendor that will be a leader for the long-term.”

Kenexa’s income from operations before income tax and interest expense, determined in accordance with generally accepted accounting principles (GAAP), was $2.8 million for the three months ended December 31, 2005, compared with $1.1 for the corresponding period of 2004.  Net income available to common shareholders was $3.0 million or $0.17 per diluted share for the quarter.  This compares to a net loss available to common shareholders of $(0.5) million, or a loss of $(0.08) per basic share for the same period of 2004.

Pro forma income from operations before income taxes and interest expense, which excludes stock-based compensation expense, for the three months ended December 31, 2005 was $2.9 million compared with $1.1 million during the same period last year, representing a 155% increase year over year.   For the year ended December 31, 2005, pro forma income from operations was $10.1 million compared to $4.0 million in the prior year.

Giving effect to the Company’s sale of common stock and the redemption and conversion of preferred stock and redeemable common stock and certain warrants in its June 29, 2005 initial public offering, pro forma diluted earnings (loss) per share was $0.17 and $(0.02) for the quarters ended December 31, 2005 and 2004, respectively. A reconciliation of GAAP to pro forma results has been provided in the financial statement tables included in the press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Kenexa had cash and cash equivalents of $43.5 million at December 31, 2005, an increase from $39.1 million at the end of the prior quarter and from $9.5 million at December 31, 2004.  For the three months ended December 31, 2005, the Company generated $5.6 million in cash from operations. For the year ended December 31, 2005, cash from operations was $16.9 million, an increase of 68% compared to the prior year period.  An important driver to cash flow is deferred revenue, which ended the quarter at $12.6 million, an increase of 89% on a year-over-year basis and 14% on a sequential basis.

Don Volk, Chief Financial Officer of Kenexa, stated, “2005 was a very successful year for Kenexa, highlighted by the highest rate of revenue growth in 7 years and a significant expansion in our profit margins.  Our results in the December quarter remained strong, evidenced by the highest quarterly subscription revenue growth of the year and an all-time high operating margin.  We are optimistic about the opportunity in front of us in 2006, and our forecast calls for continued top line growth and expanding profitability.”

Business Outlook

Based on information as of February 7, 2006, the Company is issuing guidance for the first quarter and full year 2006 as follows:

First Quarter 2006: Revenue to be $21.3 to $21.7 million, subscription revenue to be $16.7 to $17.0 million and pro forma operating income to be $2.8 to $3.0 million. Assuming a 6% tax rate (due to our NOL carryforwards) and 18.2 million shares outstanding, Kenexa expects its pro forma diluted earnings per share to be $0.15 to $0.16.

Full Year 2006: Revenue to be $95.0 to $98.0 million, subscription revenue to be $76 to $78 million and pro forma operating income to be $16.2 to $17.4 million.  Assuming a 6% tax rate (due to our NOL carryforwards) and 18.2 million shares outstanding we expect our pro forma diluted earnings per share to be $0.86 to $0.92.

Other Quarter Highlights

•                  More than 10 “preferred partner” customers were added during the quarter (defined as customers that spend more than $50,000 annually).

•                  Existing customers continued to purchase additional solutions from Kenexa.  The average annual revenue from the Company’s top 80 customers was greater than $550,000, an increase from the $392,000 level at the end of 2004.

•                  Revenue during the fourth quarter was diverse across the customer base, with no customers accounting for more than 10% of quarterly revenue and the top 5 customers representing less than 25% of revenue.

•                  Kenexa was named to Software Magazine’s 23rd Annual Software 500 list and to Forbes.com “Best of the Web” for the third consecutive year.

Kenexa will host a conference call today, February 7, 2006, at 5:00 pm (EST) to discuss the Company’s financial results and financial guidance. To access this call, dial 800-811-0667 (domestic) or 913-981-4901 (international). A replay of this conference call will be available through February 14 2006, at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 4306615. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s Web site, (www.kenexa.com) and a replay will be archived on the Web site as well.

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning.  These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in Kenexa’s Registration Statement on Form S-1 and the form of the prospectus contained therein, as amended, as filed with the Securities and Exchange Commission.  Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors.  Kenexa does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

About Kenexa

Kenexa Corporation (www.kenexa.com) provides software, services and proprietary content that enable organizations to more effectively recruit and retain employees. Kenexa solutions include applicant tracking, employment process outsourcing, phone screening, skills and behavioral assessments, structured interviews, performance management, multi-rater feedback surveys, employee engagement surveys and HR Analytics. Kenexa is headquartered in Wayne, Pa. More information about Kenexa and its global locations can be accessed at www.kenexa.com.

Note to Editors: Kenexa is a registered trademark of Kenexa Corporation. Other product or service names mentioned herein remain the property of their respective owners.

Non-GAAP Financial Measures

This press release includes the non-GAAP financial measure of pro forma net income (loss) available to common shareholders which excludes stock based compensation and is reconciled to net income (loss) available to common shareholders which we believe is the most comparable GAAP measure.  Additionally this release includes pro forma earnings (loss) per diluted share, which is disclosed in tabular form to present the data used in the calculation of the per share data.  The pro forma weighted shares contained in the table are reconciled to the weighted shares outstanding which we believe is the most comparable GAAP measure. We use these non-GAAP financial measures for internal managerial purposes as a means to evaluate period-to-period comparisons.  These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, income from operations before income taxes and interest expense, calculated in accordance with generally accepted accounting principles.

This press release also includes the non-GAAP financial measure of pro forma income from operations before income taxes and interest expense and stock-based compensation expense which is reconciled to income from operations before income taxes and interest expense which we believe is the most comparable GAAP measure.

Pro forma net income (loss) is defined as net income (loss) less amortization of stock compensation expense.  Pro forma income from operations before income taxes and interest expense is defined as income from operations before income taxes and interest expense less amortization of stock compensation expense.  We consider pro forma net income (loss) and pro forma income from operations before income taxes and interest expense to be important indicators of the operational strength of the Company. These measures eliminate the effects of amortization of stock compensation expense from period to period, which we believe is useful to management and investors in evaluating the operating performance of the Company, as amortization costs are not directly attributable to the underlying performance of the Company’s business operations.

Contact

MEDIA CONTACT:
Sarah Teten	Jeanne Achille
Kenexa	The Devon Group
(800) 391-9557	(732) 542-2000, ext. 11
sarah.teten@kenexa.com	jeanne@devonpr.com

INVESTOR CONTACT:
Kori Doherty
Integrated Corporate Relations
(617) 217-2084
kdoherty@icrinc.com

KENEXA CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets (unaudited)

(In thousands)

	December 31,
	2005	2004
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$43,499	$9,494
Accounts receivable, net of allowance for doubtful accounts of 447 and 288	10,306	7,948
Unbilled receivables	312	541
Deferred income taxes	2,519	1,023
Prepaid expenses and other current assets	2,134	1,345

Total current assets	58,770	20,351
Property and equipment, net of accumulated depreciation	4,737	2,469
Software, net of accumulated depreciation	850	1,207
Goodwill	8,815	8,534
Intangible assets, net of accumulated amortization	125	52
Deferred financing costs, net of accumulated amortization	50	126
Other assets	552	549

Total assets	$73,899	$33,288

Liabilities and Shareholders’ Equity (Deficiency)
Current liabilities
Accounts payable	$2,306	$1,664
Line of credit	—	—
Notes payable, current	95	—
Commissions payable	834	569
Other accrued liabilities	2,177	1,377
Accrued compensation and benefits	4,590	3,487
Deferred revenue	12,588	6,650
Capital lease obligations	219	199

Total current liabilities	22,809	13,946

Capital lease obligations, less current portion	185	277
Notes payable, noncurrent	108
Other noncurrent liabilities	55	101

Shares subject to mandatory redemption
Series A preferred stock, stated value $1,000; no shares authorized, issued, or outstanding at December 31, 2005; 30,000 shares authorized and 29,953 shares issued and outstanding at December 31, 2004; redemption value of $0 and $45,601,127, respectively	—	41,727

Series B preferred stock, stated value $1,000; no shares authorized, issued, or outstanding at December 31, 2005; 12,042 shares authorized, issued and outstanding at December 31, 2004; redemption value of $0 and $19,471,761, respectively	—	17,178

Total liabilities	23,157	73,229

Commitments and contingencies

Redeemable class B common stock, par value $0.01; no shares authorized, issued, or outstanding at December 31, 2005; 200,000 shares authorized and 54,479 shares issued and outstanding at December 31, 2004.	—	5,291

Redeemable class C common stock, par value $0.01; no shares authorized, issued, or outstanding at December 31, 2005; 2,000,000 shares authorized and 1,526,813 shares issued and outstanding at December 31, 2004.	—	4,571

Shareholders’ equity (deficiency)
Class A common stock, $0.01 par value; 100,000,000 shares authorized; 17,444,174 and 7,982,628 shares issued, respectively	174	79
Additional paid-in capital	97,140	3,682
Deferred Compensation	(1,040)
Notes receivable for class A common stock	(120)	(519)
Treasury stock, shares class A common stock, none and 2,410,138 at cost	0	(8,772)
Accumulated other comprehensive (loss) income	(30)	95
Accumulated deficit	(45,382)	(44,368)

Total shareholders’ equity (deficiency)	50,742	(49,803)

Total liabilities and shareholders’ equity (deficiency)	$73,899	$33,288

KENEXA CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations (unaudited)

(In thousands except share and per share amounts)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004

Revenue:
Subscription revenue	$14,603	$9,897	$50,974	$36,349
Other revenue	3,467	3,072	14,667	9,952

Total revenue	18,070	12,969	65,641	46,301

Cost of revenue (exclusive of depreciation, shown separately below)	5,190	3,695	18,782	12,230

Gross profit	12,880	9,274	46,859	34,071

Operating expenses:
Sales and marketing	4,385	3,449	16,133	13,351
General and administrative	4,205	3,047	15,116	10,243
Research and development	948	1,035	3,986	4,271
Depreciation and amortization	556	662	2,112	2,476

Total operating expenses	10,094	8,193	37,347	30,341

Income from operations before income taxes and interest expense	2,786	1,081	9,512	3,730

Interest (income) expense	(344)	21	(566)	160

Interest expense on mandatory redeemable shares	0	2,124	3,396	8,386

Income (loss) from operations before income tax	3,130	(1,064)	6,682	(4,816)

Income tax expense (benefit) on operations	113	(865)	591	(723)

Net income (loss)	3,017	(199)	6,091	(4,093)

Accretion of redeemable class B and C common shares	0	255	41,488	1,020

Net Income (loss) available to common shareholders	$3,017	$(454)	$(35,397)	$(5,113)

Basic net income (loss) per weighted average common share outstanding:	$0.17	$(0.08)	$(3.06)	$(0.85)

Weighted average number of common shares outstanding used in calculation of basic net income (loss) per share	17,445,161	5,880,206	11,578,885	5,995,389

Diluted net income (loss) per weighted average common share outstanding:	$0.17	$(0.08)	$(3.06)	$(0.85)

Weighted average number of common shares outstanding used in calculation of diluted net income (loss) per share	18,067,431	5,880,206	11,578,885	5,995,389

Pro forma net income (loss) available to common shareholders excludes stock-based compensation.

Pro forma net income (loss) calculation:

Net income (loss) available to common shareholders	$3,017	$(454)

Stock-based compensation expense	119	57

Pro forma net income (loss) available to common shareholders	$3,136	$(397)

Weighted average number of common shares outstanding used in calculation of basic net loss per share	17,445,161	5,880,206

Pro forma issuance of 5 million shares and conversion of all preferred and common shares and certain warrants on October 1, 2004	—	11,564,955
Dilutive effect of options and warrants	622,270	622,270

Shares used in share calculation of pro forma earnings (loss) per diluted share	18,067,431	18,067,431

Pro forma earnings (loss) per diluted share	$0.17	$(0.02)

Pro forma income from operations excludes stock-based compensation.

Pro forma operating income calculation:

Income from operations before income taxes and interest expense	2,786	1,081	9,512	3,730

Stock-based compensation expense	119	57	634	227

Pro forma income from operations before income taxes and interest expense	2,905	1,138	10,146	3,957

KENEXA CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Year Ended
	December 31,
	2005	2004
OPERATING ACTIVITIES:
Net Income (loss)	$6,091	$(4,093)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Non-cash compensation	634	227
Depreciation and amortization	2,122	2,545
Amortization of Deferred Financing Costs	92	83
Bad debt expense	154	432
Accrued Interest on mandatory redeemable preferred stock	3,396	8,386
Imputed & accrued interest	—	—
Changes in assets and liabilities which provided (used) cash:
Accounts and unbilled receivables	(2,372)	(1,509)
Deferred taxes	(1,497)	(1,023)
Prepaid expenses and other current assets	(785)	(386)
Income taxes		—
Other assets	1	19
Accounts payable	633	323
Accrued compensation and other accrued liabilities	2,272	1,658
Commissions payable	264	83
Deferred revenue	5,980	3,390
Other liabilities	(46)	(78)

Net cash provided by operations	16,939	10,057

INVESTING ACTIVITIES:
Property and equipment acquired-net of retirements	(3,759)	(1,160)
Cash paid for Acquisition	(165)	—
Cash paid for intangible asset	(8)	(18)

Net cash used in investing activities	(3,932)	(1,178)

FINANCING ACTIVITIES:
Net repayments line of credit		(1,558)
Repurchases of common shares	(515)	(577)
Repayments of notes payable	(39)	—
Collections of notes receivable	248	12
Net Proceeds from IPO, including over allotment Class A Common	61,532	—
Redemption of series A and B preferred stock	(40,000)	—
Net Proceeds from Option Exercises	147	—
Deferred financing costs	(16)	(5)
Payments on capital lease obligations	(235)	(335)

Net cash provided by (used in) financing activities	21,122	(2,463)

Effect of exchange rate changes on cash and cash equivalents	(124)	—

NET INCREASE IN CASH	34,005	6,416

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	9,494	3,078

CASH AND CASH EQUIVALENTS, END OF PERIOD	$43,499	$9,494

Supplemental disclosures of cash flow information Cash paid (received) during the period for:

Interest (income) expense	(637,322)	97,566

Income taxes	1,335,956	202,603